                                                                   EXHIBIT 23.01

                                    CONSENT

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports, as outlined in the following table, in the Registration
Statement (Form S-1 No. 33-       ) and related Prospectus of Resorts
International, Inc., Resorts International Hotel Financing, Inc., and Resorts International Hotel, Inc. for the registration of the 11% Mortgage Notes due 2003, 11.375% Junior Mortgage Notes due 2004, Class B Common Stock, par value $.01 per share and Common Stock, par value $.01 per share.

        Resorts International, Inc.               February 18, 1994 and February 18,
                                                  1994 except for paragraph 8 of
                                                  Note 1, as to which the date is
                                                  March 17, 1994
        Resorts International Hotel, Inc.         February 18, 1994 and February 18,
                                                  1994 except for paragraph 14 of
                                                  Note 12, as to which the date is
                                                  March 17, 1994
        Resorts International Hotel               March 17, 1994
        Financing, Inc.
                                                  ERNST & YOUNG

April 25, 1994